EXHIBIT 23.5


                   CONSENT OF INDEPENDENT CERTIFIED APPRAISER

We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Alternative Construction Company, Inc., filed with the Securities and Exchange Commission on Form SB-2, for the registration of 4,153,674 shares of its common stock, and to the inclusion in said Registration Statement of our report dated December 31, 2004, with respect to the appraisal of our building facility and land in Bolivar, Tennessee.


                                        /s/ JOHNSTONE GROUP, INC.

                                        CERTIFIED GENERAL REAL ESTATE APPRAISER

                                        Jackson, Tennessee

                                        August 1, 2006